Exhibit 10.16

Addendum to

ADMINISTRATIVE CONSULTING AGREEMENT

On May 24, 2012, Monster Offers, a Nevada corporation and Marlena Niemann, an individual and resident of California (the “Consultant”) entered into an Administrative Consulting Agreement, herein referred to as the “Parties.”

Both Parties have agreed that it is in their best interests to clarify the original Agreement by removing and replacing the following items in the Agreement:

1 The Consultant has been working for Monster Offers as an independent contractor without compensation since January, 2008 has been removed in its entirety.

2. Monster Offers desires to compensate the Consultant for certain services previously rendered by Consultant to the Company prior to the Effective Date has been removed in its entirety.

3. The consulting services delineated in this Administrative Consulting Agreement covers only future services to be rendered to Monster Offers over the next four (4) months.

This addendum, executed on September 18, 2012, only modifies the terms listed above, it does not modify any of the other terms.

Monster Offers

/s/ Paul Gain

Paul Gain

CEO

Marlena Niemann

/s/ Marlena Niemann

Marlena Niemann

Consultant